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Reconciliations 11 Net Sales Intersegment Net Sales Net Sales from External Customers Net Sales Intersegment Net Sales Net Sales from External Customers Pipe 400,027$ (3,332)$ 396,695$ 254,209$ (1,311)$ 252,898$ Infiltrator Water Technologies 148,677 (26,314) 122,363 98,409 (17,188) 81,221 International International - Pipe 41,156 (5,700) 35,456 33,729 (2,970) 30,759 International - Allied Products & Other 14,687 - 14,687 11,648 - 11,648 Total International 55,843 (5,700) 50,143 45,377 (2,970) 42,407 Allied Products & Other 147,476 (1,320) 146,156 109,619 - 109,619 Intersegment Eliminations (36,666) 36,666 - (21,469) 21,469 - Total Consolidated 715,357$ -$ 715,357$ 486,145$ -$ 486,145$ Net Sales Intersegment Net Sales Net Sales from External Customers Net Sales Intersegment Net Sales Net Sales from External Customers Pipe 1,158,558$ (7,903)$ 1,150,655$ 819,994$ (4,793)$ 815,201$ Infiltrator Water Technologies 421,330 (67,763) 353,567 306,548 (53,948) 252,600 International International - Pipe 142,135 (13,784) 128,351 96,271 (3,866) 92,405 International - Allied Products & Other 42,648 - 42,648 34,233 - 34,233 Total International 184,783 (13,784) 170,999 130,504 (3,866) 126,638 Allied Products & Other 420,231 (4,324) 415,907 344,532 - 344,532 Intersegment Eliminations (93,774) 93,774 - (62,607) 62,607 - Total Consolidated 2,091,128$ -$ 2,091,128$ 1,538,971$ -$ 1,538,971$ December 31, 2021 December 31, 2020 Three Months Ended Nine Months Ended December 31, 2021 December 31, 2020

Reconciliations 12 (In thousands) 2021 2020 2021 2020 Segment adjusted gross profit Pipe 92,066$ 78,651$ 258,681$ 269,746$ Infiltrator Water Technologies 60,546 48,518 178,795 149,551 International 13,240 12,986 49,695 38,976 Allied Products & Other 72,785 55,158 204,063 176,006 Intersegment Eliminations (44) (932) 1,421 (918) Total Segment Adjusted Gross Profit 238,593 194,381 692,655 633,361 Depreciation and amortization 18,042 16,432 52,824 49,318 ESOP and stock-based compensation expense 11,574 9,444 29,676 20,971 COVID-19 reltaed expenses - - - 197 Total Gross Profit 208,977$ 168,505$ 610,155$ 562,875$ (In thousands) 2021 2020 2021 2020 Net income (loss) 74,462$ 54,041$ 227,897$ 205,314$ Depreciation and amortization 34,837 35,762 103,687 107,321 Interest expense 8,756 8,433 25,100 27,763 Income tax expense 28,792 20,264 82,063 79,291 EBITDA 146,847 118,500 438,747 419,689 Loss on disposal of assets and costs from exit and disposal activities 3,466 980 2,554 3,254 ESOP and stock-based compensation expense 23,463 18,325 61,900 45,413 Transaction costs 2,145 54 3,022 1,428 Strategic growth and operational improvement initiatives - 573 - 2,689 COVID-19 related costs (a) - - - 806 Other adjustments (b) 234 431 1,318 (872) Adjusted EBITDA 176,155$ 138,863$ 507,541$ 472,407$ Three Months Ended December 31, Nine Months Ended December 31, Three Months Ended December 31, Nine Months Ended December 31,